Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S–3 No. 333–215280) of Cobalt International Energy, Inc.,
(2)	Amendment No. 1 to Registration Statement (Form S–3 No. 333–215280) of Cobalt International Energy, Inc.,
(3)	Registration Statement (Form S–8 No. 333–212403) pertaining to the Inducement Restricted Stock Award of Cobalt International Energy, Inc.,
(4)	Registration Statement (Form S–8 No. 333–211094) pertaining to the Amended and Restated Non-Employee Directors Compensation Plan of Cobalt International Energy, Inc.,
(5)	Registration Statement (Form S–8 No. 333–203877) pertaining to the 2015 Long Term Incentive Plan of Cobalt International Energy, Inc.,
(6)	Registration Statement (Form S–8 No. 333–164624) pertaining to the Non-Employee Directors Compensation Plan and the Non-Employee Directors Deferral Plan of Cobalt International Energy, Inc., and
(7)	Registration Statement (Form S–8 No. 333–163883) pertaining to the Long Term Incentive Plan and the Deferred Compensation Plan of Cobalt International Energy, Inc.;

of our reports dated March  14, 2017, with respect to the consolidated financial statements of Cobalt International Energy, Inc., and the effectiveness of internal control over financial reporting of Cobalt International Energy, Inc., included in this Annual Report (Form 10–K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Houston, Texas

March 14, 2017